                                                                       EXHIBIT 5





                                  May 16, 1995



The Davey Tree Expert Company
1500 North Mantua Street
Kent, Ohio 44240

Gentlemen:

                          As counsel for The Davey Tree Expert Company, an Ohio
corporation (the "Company"), we are familiar with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to a maximum of 1 million Common Shares with a par value of $1 each (the "Shares") to be issued under The Davey Tree Expert Company 1994 Omnibus Stock Plan (the "Plan").

                          In connection with the foregoing, we have examined
the following:

                          1. The Articles of Incorporation and Regulations of the Company, each as currently in effect;

                          2. The records relating to the organization of the Company and such other records of corporate proceedings and such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed;

                          3. The Registration Statement (including Exhibits thereto); and

                          4. Copies of the Plan, and the records of the proceedings of the Board of Directors and shareholders of the Company relating to the adoption and approval thereof.

                          Based upon that examination, we are of the opinion
that:

                          A. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

                          B. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

                          We hereby consent to the filing of this Opinion as
Exhibit 5(a) to the Registration Statement and to the use of our name therein.

                                              Very truly yours,


                                                /s/  Thompson Hine and Flory
                                                ----------------------------